UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)

4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.
On August 22, 2014, the Board of Directors (the “Board”) of Ellie Mae, Inc. (the “Company”) appointed Marina Levinson to the Board to serve as a Class II director of the Company, filling a new vacancy, until the Company’s 2016 Annual Meeting of Stockholders, effective immediately. Ms. Levinson was also elected to serve on the audit committee of the Board (the “Audit Committee”).
Consistent with the Company’s compensation policy for non-employee directors, Ms. Levinson will receive the following:

•
An initial grant of 8,585 Restricted Stock Units (the “Initial Grant”), which will vest in equal annual installments over three years, subject to continued service on the Company’s Board. The Initial Grant will fully vest upon a change in control of the Company.

•
Cash payments in the aggregate amount of $41,000 per annum, consisting of $32,000 for service on the Board and $9,000 for service on the Audit Committee. Such payments shall be paid quarterly in arrears, and Ms. Levinson will receive a pro-rated amount for her service for the remainder of 2014.

The Company intends to enter into its standard form of indemnification agreement with Ms. Levinson.
A copy of the press release announcing the appointment of Ms. Levinson as a member of the Board and Audit Committee is filed as Exhibit 99.1 to this Current Report.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : August 26, 2014	ELLIE MAE, INC.

By: /s/ Edgar A. Luce

Name: Edgar A. Luce
Title: EVP and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.        Description

99.1	Press release dated August 26, 2014.